EXHIBIT 23(b)


PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1995


CONSENT OF INDEPENDENT ACCOUNTANTS
- ----------------------------------

   We consent to the incorporation by reference in the registration statement of Peoples Bancorp Inc. on Form S-8 of our report dated January 26, 1995, on our audits of the consolidated financial statements of Peoples Bancorp Inc. as of December 31, 1994, and for the years ended December 31, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


                              /s/ COOPERS & LYBRAND L.L.P.
                              Coopers & Lybrand L.L.P.


Columbus, Ohio
March 25, 1996